UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2023

AIADVERTISING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13215	30-0050402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

321 Sixth Street San Antonio, TX	78215
(Address of Principal Executive Offices)	(Zip Code)

(805) 964-3313

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2023, John Small was appointed chief financial officer of AiAdvertising, Inc. Mr. Small will receive an annual salary of $240,000.

Mr. Small, 55, has served as the Chief Operating Officer of Big Watt Digital, a bitcoin mining company using only renewable energy, since April 2022 and the Chief Financial Officer of Invest.Inc, a new platform being developed for small investors to better make investment decisions since December 2022. Mr. Small was also the Chief Financial Officer of Roman DBDR I (NASDAQ: DBDR) from August 2020 until its completed merger with CompoSecure (NASDAQ: CMPO) in December 2021. Mr. Small was formerly the Chief Financial Officer of Monsoon Blockchain Corporation, a privately-held company focused on leveraging the latest blockchain technology to develop solutions and foster adoption of digital assets globally from December 2019 until January 2022. From December 2020 until June 2021, Mr. Small was the Chief Operating Officer of Diamond Standard, a privately-held company working to commoditize diamonds as an investment through manufacture of diamond coins and bars. He served as the Chief Operating Officer and Chief Financial Officer of Quanterra Capital Management LP, a quantitative-based investment partnership from May 2019 until December 2020. Before Quanterra, he served as SVP of Finance for the privately held Tsunami XR, leading the strategy and corporate development efforts for the company bringing its 3D spatial collaboration platform to enterprise clients, from October 2016 to May 2019.

Previously, Mr. Small had been the Chief Operating Officer of Mode Media, a platform to extend media advertising to smaller websites, from April 2016 until joining Tsunami XR in October 2016. Mr. Small served as SVP of Corporate Development at the privately held Mode Media from October 2015 until being promoted to CFO to run Business Development, Corporate Development, Finance, and Ad Operations. Prior to joining Mode, Mr. Small served as the Chief Financial Officer and Principal Accounting Officer of NASDAQ-listed Viggle, Inc. from September 2012 to October 2015 and SVP, Strategy & Corporate Development from September 2011 to September 2012. Mr. Small was responsible for Marketing, Finance, Business Development, Corporate Development, Revenue, and Revenue Operations during his tenure as CFO.

Prior to his operational roles, Mr. Small accumulated twenty (20) years of experience in portfolio management and investment research. He joined GLG Partners in 2000 as a Senior Asset Manager responsible for Telecom, Media, Technology and Renewable Energy investments for the GLG North American Opportunity Fund. Part of his role was to direct due diligence and make recommendations around the globe on private and public investments in the technology sector to assist other fund managers with his knowledge. Mr. Small was also the President of the GLG North America office running day-day-day operations. Prior to GLG, Mr. Small worked for three (3) years as a Telecom and Media analyst at Ulysses Management after a year as a Telecom analyst at Odyssey Partners in 1996. He worked at both Dillon Read and then Morgan Stanley as an Equity Research Analyst before jumping to portfolio management. Over the course of his career, he has previously served as a director of Loyalty Alliance, Inc., PayEase Ltd., INFINIA Corporation, ViSole Energy, Inc., New Millennium Solar Equipment Co, ShortList Media Ltd, DraftDay Inc., and Spinvox Ltd. He graduated from Cornell University with a BA in Economics and a concentration in International Relations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIADVERTISING, INC.

Date: March 23, 2023	By:	/s/ Gerard Hug
		Name:	Gerard Hug
		Title:	Chief Executive Officer

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